EX-32.2 Certification Pursuant to Section 906

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report of Tekron, Inc., a Delaware corporation (the “Company”), on Form 10-QSB for the quarter ending September 30, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, Donald C Douglas, Acting Chief Financial Officer of the Company, certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

(1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Donald C. Douglas

Donald C. Douglas, Chief Financial Officer
September 14, 2003